DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
02/13/2013	201304400295	Business Trust Amendment (BTA)	50.00	.00		.00	.00

Receipt

This is not a bill. Please do not remit payment.

THOMPSON HINE LLP
ATTN:CAROL R. RUSSELL
41 S. HIGH ST., #1700
COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jon Husted

1637664

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

RIVERNORTH FUNDS

and, that said business records show the filing and recording of:

Document(s):	Document No(s):
Business Trust Amendment	**201304400295**

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 12th day of February, A.D. 2013.

United States of America
State of Ohio
Office of the Secretary of State

Jon Husted

Ohio Secretary of State

Form 557 Prescribed by:
JON HUSTED
Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: (877) SOS-FILE (767-3453)
www.OhioSecretaryofState.gov
Busserv@OhioSecretaryofState.gov

Makes checks payable to Ohio Secretary of State

Mail this form to one of the following:
Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (Two-business day processing time requires an additional $100.00).
P.O. Box 1390
Columbus, OH 43216

Amendment to Report of Business Trust and/or Trust Instrument

(117-BTA)

Filing Fee $50.00

Not more than 90 days after the occurrence of any event causing any filing, including exhibits, related to the business trust report and/or trust instrument to be inaccurate or incomplete, an amendment must be filed providing all information to maintain the accuracy and completeness of such filing.

Name of Business Trust: RIVERNORTH FUNDS

Registration Number of Business Trust: 1637664

2013 FEB 12 AM 10: 12

Please attach a document with correct or complete information consistent with section 1746.04 of the Revised Code.

ATTACHMENT TO THE
AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST
OF
RIVERNORTH FUNDS
(Registration Number 1637664)

Patrick W. Galley, Trustee of the above named business trust, certifies that the Report of Operation of Business Trust is being amended pursuant to Section 1746.07 of the Ohio Revised Code as follows:

The names and addresses of the current trustees are:

Name	Address
Patrick W. Galley	325 North LaSalle Street, Suite 645, Chicago, IL 60654
John K. Carter	325 North LaSalle Street, Suite 645, Chicago, IL 60654
James G. Kelley	325 North LaSalle Street, Suite 645, Chicago, IL 60654
John S. Oakes	325 North LaSalle Street, Suite 645, Chicago, IL 60654
Fred G. Steingraber	325 North LaSalle Street, Suite 645, Chicago, IL 60654

[signature]
Patrick W. Galley, Trustee

STATE OF Illinois)
) SS:
COUNTY OF Cook)

Sworn to and subscribed in my presence by Patrick W. Galley, a Trustee of RiverNorth Funds, an Ohio business trust, on behalf of said trust, this 11th day of February, 2013.

[signature]
Notary Public

[Notary Seal]

OFFICIAL SEAL
MELISSA BRAUN
Notary Public - State of Illinois
My Commission Expires Jul 14, 2015

My Commission Expires: 07/14/2015

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